Exhibit 3.1

DocuSign Envelope 1D: 38E060A0-DEA9-4A7B-B817-A78D3AA2AFD0	Entity# : 140599 Date Filed : 09/28/2020 Effective Date : 10/01/2020 Pennsylvania Department of State
PENNSYLVANIA DEPARTMENT OF STATE
BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS

☐ Return document by mail to:			Articles of Amendment Domestic Corporation DSCB: 15-1915/5915 (rev. 7/2015)
CSC ORDER#437635-5		LBY
Name

Address			TCO200928MC0593

City	State	Zip Code
☒ Return document by email to:	CSCPA@CSCGLOBAL.COM

Read all instructions prior to completing. This form may be su

Fee: $70
Check one: ☑ Business Corporation (§ 1915)	☐ Nonprofit Corporation (§ 5915)

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1. The name of the corporation is:
P.H. Glatfelter Company

2.

The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(Complete only (a) or (b), not both)

	(a) Number and Street	City	State	Zip	County
96 S. George Street, Suite 520		York	PA	17401	York
	(b) Name of Commercial Registered Office Provider				County
c/o:

3.	The statute by or under which it was incorporated:	Act of April 29, 1874 P.L. 73, No. 32

4.	The date of its incorporation:	12/16/1905 (MM/DD/YYYY)

5.		Check, and if appropriate complete, one of the following:
The amendment shall be effective upon filing these Articles of Amendment in the Department of State.
✓	The amendment shall be effective on:	10/01/2020	at	12:01 a.m.
		Date (MM/DD/YYYY)		Hour (if any)

DSCB: 15-1915/5915-2

6.	Check one of the following:
The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).
✓	The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7.	Check, and if appropriate complete, one of the following:
The amendment adopted by the corporation, set forth in full, is as follows

✓	The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.	Check if the amendment restates the Articles:
The restated Articles of Incorporation supersede the original articles and all amendments thereto .

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this
25th	day of	September ,	2020 .
P.H. Glatfelter Company
Name of Corporation
/s/ Jill L. Urey
Signature
Jill L. Urey. Secretary
Title

EXHIBIT A

TO

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

P. H. GLATFELTER COMPANY

Article 1 of the Articles of Incorporation of P. H. Glatfelter Company (the “Corporation”) is hereby amended in its entirety to read as follows:

1.   The name of the corporation is Glatfelter Corporation.

Article 2 of the Articles of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

2.   The name of the Corporation’s Commercial Registered Office Provider and the county of venue is Corporation Service Company, Dauphin County.